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                                                                    EXHIBIT 5.01
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                      [LETTERHEAD OF FENWICK & WEST LLP]


                                 June 25, 1997
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Electronic Arts Inc.
1450 Fashion Island Boulevard
San Mateo, California  94404


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement"), to be filed by you with the Securities and Exchange Commission (the "Commission") on or about June 25, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,152,335 shares of your Common Stock, par value $0.01 (the "Stock"), pursuant to the terms of an Agreement and Plan of Reorganization dated as of June 4, 1997 (the "Reorganization Agreement") by and among Electronic Arts Inc., a Delaware corporation ("Electronic Arts"), Village Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Electronic Arts ("Merger Sub") and Maxis, Inc., a Delaware corporation ("Maxis"). In rendering this opinion, we have examined the following:

     (1)  the Reorganization Agreement and all Exhibits thereto;

     (2) the Registration Statement, together with the Exhibits filed as a part thereof;

     (3) the Proxy Statement/Prospectus prepared in connection with the Registration Statement, together with the Appendices thereto;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books in our possession;

     (5) the stock records for Maxis that you have provided to us (consisting of a list of stockholders issued by Maxis' transfer agent, Harris Trust Company, and a list of option holders respecting Maxis' capital stock that was prepared by Maxis and provided to us by you, dated as of June 4, 1997); and
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Electronic Arts Inc.
June 25, 1997
Page 2

     (6) a Management Certificate addressed to us of even date herewith, executed by Electronic Arts.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to
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believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the up to 4,152,335 shares of Stock to be issued by you to holders of Maxis Common Stock, when issued in the manner referred to in the Reorganization Agreement and the Registration Statement, will be legally issued, fully paid and nonassessable. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above issuance of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By: /s/ Mark Stevens
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                                      Mark Stevens, Partner